SECOND AMENDMENT

THIS SECOND AMENDMENT (this "**Amendment**") is made and entered into as of May 3, 2017, by and between **WILSON OAKMEAD WEST, LLC, a Delaware limited liability ("Landlord")**, and **TRIMBLE, INC., a Delaware corporation ("Tenant")**.

RECITALS

A. Landlord (as successor in interest to as successor in interest to Carr NP Properties, L.L.C., a Delaware limited liability company, successor in interest to CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership) and Tenant (as successor in interest by merger to Trimble Navigation Limited, a California corporation) are parties to that certain lease dated May 11, 2005 (the "**Original Lease**"), which Original Lease has been previously amended by that certain First Amendment to Lease (the "**First Amendment**") dated as of October 14, 2010 (collectively, the "**Lease**"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately **138,874** rentable square feet (the "**Premises**") comprised of: (i) approximately 75,093 rentable square feet (the "**510 DeGuigne Premises**") described as the building located at 510 DeGuigne Drive, Sunnyvale, California ("**Building A**"); and (ii) approximately 63,781 rentable square feet (the "**935 Stewart Premises**") described as the building located at 935 Stewart Drive, Sunnyvale, California ("**Building B**"). Building A and Building B are each part of the project commonly known as Oakmead West (the "**Project**") and are each sometimes referred to collectively herein as the "**Building**".

B. The Lease by its terms shall expire on December 31, 2017 ("**Prior Termination Date**"), and the parties desire to extend the Term of the Lease, all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. **Extension**.

1.1 **510 DeGuigne Premises Extension.** The Term of the Lease solely with respect to the 510 DeGuigne Premises is hereby extended for a period of ninety-one (91) months and shall expire on July 31, 2025 ("**510 Extended Termination Date**"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date ("**510 Extension Date**") and ending on the 510 Extended Termination Date shall be referred to herein as the "**510 Extended Term**".

1.2 **935 Stewart Premises Extension.** The Term of the Lease solely with respect to the 935 Stewart Premises is hereby extended for a period of sixty-six (66) months and shall expire on June 30, 2023 ("**935 Extended Termination Date**"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Prior Termination Date ("**935 Extension Date**") and ending on the 935 Extended Termination Date shall be referred to herein as the "**935 Extended Term**".

2. **Base Rent**.

2.1 **510 DeGuigne Premises From and After 510 Extension Date.** As of the 510 Extension Date, the schedule of Base Rent payable with respect to the 510 DeGuigne Premises during the 510 Extended Term is the following:

Period	Rentable Square Footage	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
1/1/18 – 12/31/18	75,093	$28.80	$2,162,678.40	$180,223.20
1/1/19 – 12/31/19	75,093	$29.66	$2,227,258.44	$185,604.87
1/1/20 – 12/31/20	75,093	$30.55	$2,294,091.12	$191,174.26
1/1/21 – 12/31/21	75,093	$31.47	$2,363,176.68	$196,931.39
1/1/22 – 12/31/22	75,093	$32.41	$2,433,764.16	$202,813.68
1/1/23 – 12/31/23	75,093	$33.38	$2,506,604.40	$208,883.70
1/1/24 – 12/31/24	75,093	$34.38	$2,581,697.40	$215,141.45
1/1/25 – 7/31/25	75,093	$35.41	$2,659,043.16	$221,586.93

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby. Notwithstanding anything in the Lease or this Amendment to the contrary, so long as Tenant is not in default under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Base Rent solely with respect to the 510 DeGuigne Premises in the amount of $180,223.20 per month for the period commencing January 1, 2018 through July 31, 2018 (the "**510 Rent Abatement Period**"). The maximum total amount of Base Rent abated with respect to the 510 DeGuigne Premises during the 510 Rent Abatement Period in accordance with the foregoing shall equal $1,261,562.40 (the "**510 Abated Base Rent**"). If Tenant defaults under the Lease, as amended hereby, at any time during the 510 Extended Term or any extension thereof, and fails to cure such default within any applicable cure period under the Lease, then all 510 Abated Base Rent shall immediately become due and payable. Only Base Rent applicable to the 510 DeGuigne Premises shall be abated pursuant to this Section during the 510 Rent Abatement Period, as more particularly described herein, and all Operating Cost Share Rent and Tax Share Rent applicable to the 510 DeGuigne Premises and all other rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

2.2 **935 Stewart Premises From and After 935 Extension Date.** As of the 935 Extension Date, the schedule of Base Rent payable with respect to the 935 Stewart Premises during the 935 Extended Term is the following:

Period	Rentable Square Footage	Annual Rate Per Square Foot	Annual Base Rent	Monthly Base Rent
1/1/18 – 12/31/18	63,781	$28.80	$1,836,892.80	$153,074.40
1/1/19 – 12/31/19	63,781	$29.66	$1,891,744.44	$157,645.37
1/1/20 – 12/31/20	63,781	$30.55	$1,948,509.60	$162,375.80
1/1/21 – 12/31/21	63,781	$31.47	$2,007,188.04	$167,265.67
1/1/22 – 12/31/22	63,781	$32.41	$2,067,142.20	$172,261.85
1/1/23 – 6/30/23	63,781	$33.38	$2,129,009.76	$177,417.48

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as

amended hereby. Notwithstanding anything in the Lease or this Amendment to the contrary, so long as Tenant is not in default under the Lease, as amended hereby, Tenant shall be entitled to an abatement of Base Rent solely with respect to the 935 Stewart Premises in the amount of $153,074.40 per month for the period commencing January 1, 2018 through June 30, 2018 (the **"935 Rent Abatement Period")**. The maximum total amount of Base Rent abated with respect to the 935 Stewart Premises during the 935 Rent Abatement Period in accordance with the foregoing shall equal $918,446.40 (the **"935 Abated Base Rent"**). If Tenant defaults under the Lease, as amended hereby, at any time during the 935 Extended Term or any extension thereof, and fails to cure such default within any applicable cure period under the Lease, then all 935 Abated Base Rent shall immediately become due and payable. Only Base Rent applicable to the 935 Stewart Premises shall be abated pursuant to this Section during the 935 Rent Abatement Period, as more particularly described herein, and all Operating Cost Share Rent and Tax Share Rent applicable to the 935 Stewart Premises and all other rent and other costs and charges specified in the Lease shall remain as due and payable pursuant to the provisions of the Lease, as amended hereby.

3. **Security Deposit**. No security deposit shall be required in connection with this Amendment.

4. **Additional Rent**.

4.1 **510 DeGuigne Premises for the 510 Extended Term.** For the period commencing with the 510 Extension Date and ending on the 510 Extended Termination Date, Tenant shall pay all Additional Rent payable under the Lease, including Operating Cost Share Rent and Tax Share Rent applicable to the 510 DeGuigne Premises in accordance with the terms of the Lease, as amended hereby.

4.2 **935 Stewart Premises for the 935 Extended Term.** For the period commencing with the 935 Extension Date and ending on the 935 Extended Termination Date, Tenant shall pay all Additional Rent payable under the Lease, including Operating Cost Share Rent and Tax Share Rent applicable to the 935 Stewart Premises in accordance with the terms of the Lease, as amended hereby.

5. **Improvements to Premises**.

5.1 **Condition of Premises.** Tenant is in possession of the Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

5.2 **Responsibility for Improvements to Premises.** Tenant may perform improvements to the 510 Premises in accordance with the **Exhibit A** attached hereto and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in **Exhibit A**. In addition thereto, Tenant may perform improvements to the 935 Premises in accordance with the **Exhibit B** attached hereto and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in **Exhibit B**.

5.3 **Improvements to Common Areas.**

5.3.1 Landlord, at its sole cost and expense (subject to inclusion in Operating Costs, which costs shall be amortized as Included Capital Items in accordance with Section 2.3(a)(i) of the Original Lease), shall perform improvements to the existing outdoor amenities located within the common areas adjacent to Building A and Building B of the Project, such improvements to include the installation of additional outdoor amenities, in accordance with the preliminary plan prepared by HMH Landscape Architecture attached hereto as **Exhibit D** (the "**Preliminary Plan**"). The improvements to be performed by Landlord in accordance with the Plans (defined below) are hereinafter referred to herein as the "**Common Area Improvements**". The total cost and expenses to be expended by Landlord for the Common Area Improvements shall be at a minimum the sum of $300,000.00, but shall not in any event exceed a maximum sum of $500,000.00 (the "**Project Budget**"). Within fourteen (14) days following the date of full execution and delivery of this Amendment (the "**Preliminary Plan Due Date**"), Tenant shall submit to Landlord any proposed modifications and/or reasonable additions to the Preliminary Plan for Landlord's approval, which approval shall not be withheld so long as such modifications and/or reasonable additions are reasonably consistent with outdoor improvements and amenities for similar buildings and projects within the geographical area where the Project is located and otherwise in keeping with the first-class nature of the Project and do not cause the total cost and expense of the Common Area Improvements to exceed the Project Budget. If Tenant fails to submit any proposed modifications and/or reasonable additions to the Preliminary Plan to Landlord by the Preliminary Plan Due Date, Tenant will be deemed to have approved the Preliminary Plan. Promptly following the Preliminary Plan Due Date, Landlord shall request that its architect commence preparation and submission of the final architectural and construction drawings, plans and specifications (the "**Plans**") necessary to construct the Common Area Improvements, all of which shall be consistent with, and a logical evolution of, the Preliminary Plan (including Tenant's modifications and reasonable additions thereto). Tenant agrees to promptly furnish complete information concerning its requirements to Landlord's agent and/or architect as and when requested and to devote such time as may be reasonably necessary in consultation with Landlord's agent and/or architect to enable the architect to complete and submit the Plans as soon as possible following the execution and delivery of this Amendment. Upon completion, Landlord shall deliver the Plans to Tenant for Tenant's review and approval and Tenant shall deliver written notice of its approval or disapproval of the Plans to Landlord no later than the date which is ten (10) business days following Tenant's receipt of the Plans. Tenant's approval shall not be withheld so long as the Plans are consistent with, and a logical evolution of, the Preliminary Plan in all material respects. If Tenant disapproves any part of the submission, the disapproval shall include written instructions adequate for the architect to revise the Plans. Such revisions shall be subject to the parties' approval, which shall not be unreasonably withheld, and which shall be provided or denied within five (5) business days after submission. Such process shall repeat as necessary until the Plans have been approved. Time is of the essence in respect of review and approval of the Plans by Tenant. The word "architect" as used herein shall include a landscape architect, designer or space planner.

5.3.2 Landlord shall obtain bids for the Common Area Alterations from at least three (3) general contractors (which contractors shall be reasonably acceptable to Tenant so long as such contractors are approved contractors for the Building) and shall enter into a contract for the Common Area Alterations with a general contractor selected by Landlord following such bidding process. Any general contractor selected to perform the Common Area Alterations shall be qualified (with good references), bonded, licensed in the State of California, and carry the insurance required by Landlord, all as reasonably determined by Landlord. Provided that each bid is comparable in scope, materials, time, scheduling and other essential elements, Landlord shall select the contractor that presents the lowest bid, unless Landlord reasonably and in good faith selects one of the contractors that submits a higher bid and provides Tenant with a written explanation of Landlord's reasons for such selection.

5.3.3 Tenant acknowledges that the Common Area Improvements may be performed by Landlord in the common areas of the Building and Project during normal business hours for the Building. Landlord and Tenant agree to cooperate with each other in order to enable the Common Area Improvements to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Common Area Improvements or inconvenience suffered by Tenant during the performance of the Common Area Improvements shall not delay the 510 Extension Date or the 935 Extension Date nor shall it subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of rent or other sums payable under the Lease, as amended hereby. The Common Area Improvements shall be Substantially Complete (defined below) no later than the date that is the last day of the twelfth (12th) full calendar month following the full execution and delivery of this Amendment (the "**Completion Date**"). Landlord and Tenant acknowledge and agree that: (i) the determination of Completion Date shall take into consideration the effect of any Tenant Delays (defined below); and (ii) the Completion Date shall be postponed by the number of days the Completion Date is delayed due to governmental delays (including, without limitation, governmental delays in the permitting process), strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances or other caused beyond the reasonable control of Landlord. The Common Area Improvements shall be deemed to be "**Substantially Complete**" on the date that all Common Area Improvements have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant's use of the Common Area Improvements. However, the parties hereby agree that if Landlord is delayed in the performance of the Common Area Improvements as a result of any act or omission of Tenant or any Tenant Entity (a "**Tenant Delay**"), including without limitation a delay as a result of Tenant's failure to agree to plans and specifications and/or construction cost estimates or bids, then the Common Area Improvements shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Common Area Improvements absent any Tenant Delay and such date as may be reasonably documented by Landlord shall be deemed to be the actual Completion Date.

6. **<u>510 DeGuigne Premises Option to Extend</u>**. Provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, at the time of notification or commencement, Tenant shall have one (1) option to extend (the "**510 DeGuigne Premises Extension Option**") the 510 Extended Term solely with respect to the 510 DeGuigne Premises for a term of five (5) years (the "**510 DeGuigne Premises Extension Term**"), for the portion of the 510 DeGuigne Premises being leased by Tenant as of the date the 510 DeGuigne Premises Extension Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except that (a) the Base Rent payable by Tenant during the 510 DeGuigne Premises Extension Term shall be as determined in accordance with Sections 31.3 and 31.4 of the Original Lease, (b) Tenant shall continue to possess and occupy the 510 DeGuigne Premises in its existing condition, "as is" as of the commencement of the 510 DeGuigne Premises Extension Term, and Landlord shall have no obligation to repair, remodel, improve or alter the 510 DeGuigne Premises, to perform any other construction or other work of improvement upon the 510 DeGuigne Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (c) Tenant shall have no further rights to extend the 510 Extended Term after the expiration of the 510 DeGuigne Premises Extension Term. Notwithstanding the foregoing or anything to the contrary contained in Article 31 of the Original Lease, Tenant may only exercise the 510 DeGuigne Premises Extension Option hereunder if (a) at the time of exercise, Tenant is conducting regular, active, ongoing business in, and is in occupancy of, the 510 DeGuigne Premises, (b) at the time of exercise, no part of the 510 DeGuigne Premises is sublet; and (c) this Lease has not been assigned. Except as may be expressly provided otherwise in this Amendment and except to the extent that it conflicts with this Section 6, the provisions of Sections 31.2 through 31.5 of the Original Lease shall govern and apply to Tenant's exercise of the 510 DeGuigne Premises Extension Option under this Amendment; provided, however, that references therein to "Renewal Option" shall be deemed to mean the 510 DeGuigne Premises Extension Option, and references therein to "Renewal Term" shall be deemed to mean the 510 DeGuigne Premises Extension Term.

7. **<u>935 Stewart Premises Options to Extend</u>**. Provided the Lease, as amended hereby, is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease, as amended hereby, at the time of notification or commencement, Tenant shall have two (2) options to extend (each a "**935 Stewart Premises Extension Option**") the 935 Extended Term solely with respect to the 935 Stewart Premises, the first being for a term of twenty-five (25) months commencing July 1, 2023 through July 31, 2025 and the second being for a term of five (5) years commencing August 1, 2025 through July 31, 2030 (each a "**935 Stewart Premises Extension Term**"), for the portion of the 935 Stewart Premises being leased by Tenant as of the date the applicable 935 Stewart Premises Extension Term is to commence, on the same terms and conditions set forth in the Lease, as amended hereby, except that (a) the Base Rent payable by Tenant during the applicable 935 Stewart Premises Extension Term shall be as determined in accordance with Sections 31.3 and 31.4 of the Original Lease, (b) Tenant shall continue to possess and occupy the 935 Stewart Premises in its existing condition, "as is" as of the commencement of the applicable 935 Stewart Premises Extension Term, and Landlord shall have no obligation to repair, remodel, improve or alter the 935 Stewart Premises, to perform any other construction or other work of improvement upon the 935 Stewart Premises, or to provide Tenant with any construction or refurbishing allowance whatsoever, and (c) Tenant shall have no further rights to extend the 935 Extended Term after the expiration of the second 935 Stewart Premises Extension Term. Notwithstanding the foregoing or anything to the contrary contained in Article 31 of the Original Lease, Tenant may only exercise each applicable 935 Stewart Premises Extension Option hereunder if (a) at the time of exercise, Tenant is conducting regular,

active, ongoing business in, and is in occupancy of, the 935 Stewart Premises, (b) at the time of exercise, no part of the 935 Stewart Premises is sublet; and (c) this Lease has not been assigned. Except as may be expressly provided otherwise in this Amendment and except to the extent that any provision thereof conflicts with this Section 6, the provisions of Sections 31.2 through 31.5 of the Original Lease shall govern and apply to Tenant's exercise of each 935 Stewart Premises Extension Option under this Amendment; provided, however, that references therein to "Renewal Option" shall be deemed to mean the 935 Stewart Premises Extension Option, and references therein to "Renewal Term" shall be deemed to mean the 935 Stewart Premises Extension Term.

8. **Reduction Option**.

8.1 Tenant shall have the one time right (the "**935 Reduction Option**") to reduce the Premises by terminating the Lease solely with respect to either (i) the entire first floor of the 935 Stewart Premises, or (ii) the entire 935 Stewart Premises only (either such space referred to herein as the "**Reduction Space**") as determined by Tenant, effective as of May 31, 2022 (the "**935 Reduction Effective Date**"), if:

(a) Landlord receives notice of exercise ("**935 Reduction Notice**") not later than November 30, 2021; and

(b) Tenant is not in default under the Lease, as amended hereby, beyond any applicable cure periods at the time that Tenant delivers its 935 Reduction Notice; and

(c) no part of the 935 Premises is sublet at the time that Tenant delivers its 935 Reduction Notice; and

(d) the Lease has not been assigned prior to the date that Tenant delivers its 935 Reduction Notice; and

(e) the Reduction Space, as elected by Tenant and described in the 935 Reduction Notice, consists of either (i) the entire first floor of the 935 Stewart Premises, or (ii) the entire 935 Stewart Premises.

8.2 If Tenant exercises its 935 Reduction Option, Tenant, simultaneously with delivery of the 935 Reduction Notice, shall pay to Landlord as a fee in connection with the reduction of the Premises as described herein and not as a penalty, the sum of an amount equal to (i) three (3) months of the Monthly Base Rent and Tenant's Operating Cost Share Rent and Tax Share Rent then in effect and applicable to the Reduction Space during calendar year 2022, and (ii) the unamortized portion of the following (i.e. remaining unamortized as of the Reduction Effective Date, based upon an amortization period commencing on the 935 Extension Date and ending on the 935 Extended Termination Date) applicable to the Reduction Space, based on its rentable square footage: (a) the 935 Abated Base Rent; (b) the 935 Allowance (as defined in **Exhibit B** attached hereto); plus (c) all leasing commissions incurred by Landlord or paid or credited to Tenant applicable to the 935 Stewart Premises in connection with entering into this Amendment or any further amendments to the Lease applicable to the 935 Stewart Premises (collectively, the "**935 Reduction Fee**").

8.3 If Tenant timely and properly exercises its 935 Reduction Option, the Lease shall be deemed terminated with respect to the Reduction Space only, and Tenant shall surrender the Reduction Space to Landlord as of the 935 Reduction Effective Date in "broom-

clean" condition and otherwise in accordance with the terms of the Lease, as amended hereby. Termination of the Lease with respect to the Reduction Space shall in no manner affect the remainder of the Premises or any other space leased by Tenant from time to time, and the Lease shall continue in full force and effect with respect to the remaining portion of the Premises and any such other space. Notwithstanding anything herein to the contrary, Tenant shall remain liable for all Base Rent, Additional Rent and other sums due under the Lease, as amended hereby, with respect to the Reduction Space up to the 935 Reduction Effective Date even though billings for such may occur subsequent to the 935 Reduction Effective Date. If Tenant shall holdover in the Reduction Space beyond the day immediately preceding the 935 Reduction Effective Date, Tenant shall be liable for Base Rent, Additional Rent and other charges respecting the Reduction Space equal to twice the amount in effect under the Lease, as amended hereby, prorated on a per diem basis. Such holdover amount shall not be in limitation of Tenant's liability for consequential or other damages arising from Tenant's holding over nor shall it be deemed permission for Tenant to holdover in the Reduction Space.

8.4 If Tenant is entitled to and properly exercises its 935 Reduction Option, Landlord shall prepare an amendment (the **"935 Reduction Amendment"**) to document the termination of the Lease with respect to the Reduction Space as of the 935 Reduction Effective Date, including the revision of Tenant's Proportionate Share and the number of parking spaces available to Tenant, and other appropriate terms. The 935 Reduction Amendment shall be sent to Tenant within a reasonable time after receipt of the 935 Reduction Notice and Tenant shall execute and return the 935 Reduction Amendment to Landlord within ten (10) days after Tenant's receipt of same.

8.5 As of the date Tenant provides Landlord with the 935 Reduction Notice, the 935 Stewart Premises Extension Option, and any outstanding tenant improvement allowance applicable to the Reduction Space not claimed and properly utilized by Tenant in accordance with the Lease, as amended hereby, as of such date, shall immediately be deemed terminated and no longer available or of any further force or effect, but with respect to the 935 Stewart Premises Extension Option, only to the extent that the Reduction Space consists of the entire 935 Stewart Premises.

8.6 In the event that Reduction Space consists of the entire first floor of the 935 Stewart Premises only, Landlord and Tenant acknowledge and agree that the Building will be converted from a single tenant to multi-tenant use and that as a result thereof (i) the Building and remaining portion of the Premises shall be re-measured, and (ii) the common load factor applicable to the Building and the remaining portion of the Premises (including Tenant's proportionate share of the common areas of the Building) shall be recalculated by Landlord. Following such re-measurement and recalculation, the rentable area of the Building and remaining portion of the Premises shall be adjusted accordingly and set forth in the 935 Reduction Amendment. In connection with such conversion of the Building to multi-tenant use, Tenant shall at all times have access to the second floor of the Building in a manner customary with similar Buildings in the geographical area in which the Building is located.

9. **Other Pertinent Provisions**. Landlord and Tenant agree that, effective as of the date of this Amendment, the Lease shall be amended in the following additional respects:

9.1 **Tenant Identity.** Tenant hereby represents and warrants to Landlord that pursuant to that certain Agreement of Merger (the "**Merger Agreement**") and the Certificate of Merger dated September 30, 2016 (the "**Merger Certificate**"), Tenant has by operation of law or otherwise, acquired all of the ownership interest of Trimble Navigation Limited, a California corporation ("**Original Tenant**"), effective as of October 1, 2016 (the "**Transfer Effective Date**") and, as of the Transfer Effective Date, Tenant is deemed the tenant under the Lease, as amended hereby, subject to all the terms and provisions of the Lease, as amended hereby, and (ii) neither Original Tenant, nor any successors in interest to Original Tenant's interest under the Lease (other than Tenant) has retained any interest under the Lease, because each such entity, whether pursuant to the Merger Agreement, by operation of law or otherwise, has assigned all of its right, title and interest under the Lease to its respective successor in interest, and no party, other than Tenant, has any right, title or interest in the Lease as a tenant thereunder. Tenant hereby ratifies and confirms the Lease, and agrees that it is bound by all terms and provisions of the Lease, as amended hereby, affecting the tenant thereunder. Tenant hereby agrees to indemnify and hold Landlord and the Landlord Parties harmless from any costs or liability (including, without limitation, reasonable attorneys fees) arising as a result of a breach of the foregoing representations.

9.2 **Landlord's Notice Address.** Landlord's address for notices set forth in Section 22.1 of the Original Lease is hereby deleted in its entirety and replaced with the following:

"Wilson Oakmead West, LLC
c/o Jones Lang LaSalle Americas, Inc.
4085 Campbell Ave, Suite 150
Menlo Park, California 94025

With a copy to:

Deutsche Asset Management
RREEF Management LLC
101 California Street, 24th Floor
San Francisco, California 94111
Attn: Asset Manager"

9.3 **Rent Payment Address.** Landlord's Rent payment address set forth in Section 2.1(e) of the Original Lease is hereby deleted in its entirety and replaced with the following:

"Wilson Oakmead West LLC
PO Box 209268
Austin, Texas 78720-9268

Wiring Instructions:
Oakmead West, a Property of Wilson Oakmead West LLC
Tax ID: 46-230224
Wells Fargo Bank
ABA - 121000248
Acct – 4962626826"

9.4 **Deletion.** Article 32 of the Original Lease (Right of First Offer) and Section 2.3 of the First Amendment (Renewal Options) are each hereby deleted in its entirety and of no further force or effect.

9.5 **Storage Tank.**

9.5.1 Tenant, subject to Landlord's review and prior written approval of Tenant's plans therefor, shall be permitted to install one (1) above-ground storage tank for liquid nitrogen and gas nitrogen (the "**Nitrogen Storage Tank**") outside of the Building in the area outlined on **Exhibit C** attached hereto (the "**Storage Tank Area**"), provided that such Nitrogen Storage Tank is installed in compliance with this Section 9.6 and all of the terms and conditions of the Lease, as amended hereby, and all Governmental Requirements and the Nitrogen Storage Tank shall be installed on a concrete pad ("**Storage Tank Concrete Pad**") reasonably satisfactory to Landlord to be installed by Tenant and located within the Storage Tank Area, at Tenant's sole cost and expense, to accommodate such Nitrogen Storage Tank. Notwithstanding the foregoing, Tenant's right to install the Nitrogen Storage Tank shall be subject to Landlord's approval of the manner in which the Nitrogen Storage Tank is installed. Landlord shall have the right to require an acceptable enclosure and landscape screening to hide or disguise the existence of the Nitrogen Storage Tank and to minimize any adverse effect that the installation of the Nitrogen Storage Tank may have on the appearance of the Building and Project. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Nitrogen Storage Tank and the Storage Tank Concrete Pad. Tenant shall not install or operate the Nitrogen Storage Tank until Tenant has obtained and submitted to Landlord copies of all required governmental permits, licenses and authorizations necessary for the installation and operation of the Nitrogen Storage Tank. In addition to, and without limiting Tenant's obligations under the Lease, as amended hereby, Tenant shall comply with all applicable Governmental Regulations pertaining to Tenant's use of the Nitrogen Storage Tank and the Storage Tank Area. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Nitrogen Storage Tank.

9.5.2 Tenant shall be responsible for assuring that the installation, maintenance, use and removal of the Nitrogen Storage Tank and the Storage Tank Concrete Pad shall in no way damage any portion of the Building. Tenant agrees to be responsible for any damage caused to the Building in connection with the installation, maintenance, operation or removal of the Storage Tank and Storage Tank Concrete Pad. Tenant covenants and agrees that the installation, use and removal of the Storage Tank shall not adversely affect the insurance for the Building. Tenant shall be responsible for the installation, use, cleanliness, maintenance and removal of the Storage Tank Concrete Pad. Tenant shall not place any items other than the Nitrogen Storage Tank on the Storage Tank Concrete Pad. Landlord shall not be liable for any theft or damage to the Nitrogen Storage Tank, it being understood that Tenant shall use the Nitrogen Storage Tank at its own risk. Tenant agrees to maintain the Nitrogen Storage Tank, including without limitation, any enclosure and landscape screening installed around the Nitrogen Storage Tank in good condition and repair. Tenant

shall be responsible for performing any maintenance and improvements to any enclosure and landscape screening surrounding the Nitrogen Storage Tank so as to keep such enclosure and landscape screening in good condition. All terms and provisions of the Lease, as amended hereby, shall be applicable to the Storage Tank Area, including, without limitation, Sections 8.2 of the Original Lease (Indemnification), 8.3 of the Original Lease (Tenant's Insurance), 8.6 of the Original Lease (Waiver of Subrogation) and 28 of the Original Lease (Hazardous Substances), except that Landlord need not supply any services to the Storage Tank Area and the Storage Tank Area shall not be part of the "Premises" for purposes of calculating the rentable square footage of the Premises or Tenant's Proportionate Share.

9.5.3 Landlord makes no warranties or representations to Tenant as to the suitability of the Storage Tank Area for the installation and operation of the Nitrogen Storage Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Storage Tank Area without Landlord's prior written consent. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Nitrogen Storage Tank and the Storage Tank Concrete Pad and restore the area to its condition prior to the installation thereof including the removal of any attached plumbing or other appurtenances. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the pavement surrounding the area where the Storage Tank Concrete Pad was installed.

9.6 **Included Capital Items.** Landlord and Tenant recognize that from time to time capital expenditures may be required for certain Included Capital Items (as defined in Section 2.3(a)(i) of the Original Lease) for HVAC systems and fire/life safety systems and other fire protection and safety requirements with respect to the Building (the "**Safety and Comfort Included Capital Items**"). To the extent that any such Safety and Comfort Included Capital Items are the obligation of Landlord to perform and install pursuant to the terms of the Lease, and to the extent that Landlord installs any such Safety and Comfort Included Capital Items in its sole discretion or as required by any applicable Governmental Requirements, such Safety and Comfort Included Capital Items shall be treated as Included Capital Items for all purposes of Section 2.3(a)(i) of the Original Lease; provided, however, that notwithstanding the provisions of Section 2.3(a)(i) of the Original Lease, any such Safety and Comfort Included Capital Item shall be amortized over the manufacturer's recommended use life of each such Safety and Comfort Included Capital Item (and not over the estimated useful life of such item as set forth in Section 2.3(a)(i) of the Original Lease) and in no event will Landlord use any accelerated depreciation for such Safety and Comfort Included Capital Item. In no event shall any capital expenditure for any such Safety and Comfort Included Capital Items be deducted from the 510 Allowance (as defined in **Exhibit A** attached hereto) or the 935 Allowance (as defined in **Exhibit B** attached hereto).

10. **Miscellaneous**.

10.1 This Amendment, including **Exhibit A** (510 Tenant Improvements), **Exhibit B** (935 Tenant Improvements), **Exhibit C** (Storage Tank Area) and **Exhibit D** (Preliminary Plan) attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations

or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

10.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

10.3 Tenant shall reasonably comply with Landlord's recycling policy for the Building, including, without limitation, Tenant shall sort and separate its trash into separate recycling containers as required by law or which may be furnished by Landlord and located in the Premises. Tenant shall comply with all laws regarding the collection, sorting, separation, and recycling of garbage, waste products, trash and other refuse at the Building. Landlord reserves the right to refuse to collect or accept from Tenant any trash that is not separated and sorted as required by law or pursuant to Landlord's recycling policy, and to require Tenant to arrange for such collection at Tenant's cost, utilizing a contractor reasonably satisfactory to Landlord.

10.4 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

10.5 Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment, other than Colliers International and Cresa. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.

10.6 Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury ("**OFAC**"); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: "List of Specially Designated Nationals and Blocked Persons." If the foregoing representation is untrue at any time during the Term (as extended), an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

10.7 Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of

the date of this Amendment, the Premises have not undergone inspection by a "Certified Access Specialist" (**"CASp"**) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the **"Inspection"**), such Inspection shall be (a) performed at Tenant's sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Building, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the **"Report"**), (ii) keep the information contained in the Report confidential, except to the extent required by Governmental Requirements, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal Governmental Requirements, as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with applicable Governmental Requirements or accessibility requirements (the **"Access Improvements"**). Tenant shall be solely responsible for the cost of Access Improvements to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by Governmental Requirements, which Access Improvements may, at Landlord's option, be performed in whole or in part by Landlord at Tenant's expense, payable as Additional Rent within ten (10) days following Landlord's demand.

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10.8 Redress for any claim against Landlord under the Lease and this Amendment shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under the Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damage.

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.

LANDLORD:

WILSON OAKMEAD WEST, LLC,
a Delaware limited liability company

By: RREEF America L.L.C.,
a Delaware limited liability Company,
its Investment Manager

By: [signature]

Name: Andy Martin

Title: Vice President

Dated: 5/16/17, 2017

TENANT:

TRIMBLE, INC.,
a Delaware corporation

By: [signature]

Name: Steven W Berglund

Title: Chief Executive Officer

Dated: May 15, 2017

EXHIBIT A – 510 TENANT IMPROVEMENTS

attached to and made a part of the Amendment dated as of May 3, 2017, between WILSON OAKMEAD WEST, LLC, a Delaware limited liability, as Landlord and TRIMBLE, INC., a Delaware corporation, as Tenant

1. Tenant, following the full and final execution and delivery of the Amendment to which this **Exhibit A** is attached, shall have the right to perform alterations and improvements in the 510 DeGuigne Premises (the "**510 Tenant Improvements**"). Except as may be expressly provided otherwise in the Amendment to which this **Exhibit A** is attached or this **Exhibit A** and except to the extent that any provision thereof conflicts with this **Exhibit A,** the provisions of Exhibit C attached to the Original Lease shall govern and apply to Tenant's performance of the 510 Tenant Improvements (except for Sections 4.1 and 4.2 of Exhibit C attached to the Original Lease which shall be inapplicable to this Exhibit A and the 510 Tenant Improvements); provided, however, that references therein to "Tenant Improvements" shall be deemed to mean the 510 Tenant Improvements, references therein to "Tenant Improvement Work" shall be deemed to mean the 510 Tenant Improvement Work (which shall be defined as the work of constructing the 510 Tenant Improvements), and references therein to "Construction Allowance" shall be deemed to mean the 510 Allowance (as defined below). Notwithstanding anything to the contrary contained in the Original Lease, the parties agree that Landlord's approval of Tenant's Contractor to perform the 510 Tenant Improvements shall not be considered to be unreasonably withheld if any such Tenant's Contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the 510 Tenant Improvements, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not execute the Responsible Contractor Policy Statement provided by Landlord, or (f) is not licensed as a contractor in the state/municipality in which the 510 DeGuigne Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to Tenant's Contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $2,327,883.00 (i.e., $31.00 per rentable square foot of the 510 DeGuigne Premises) (the "**510 Allowance**") toward the cost of performing the 510 Tenant Improvements in the 510 DeGuigne Premises. The 510 Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the 510 Tenant Improvements and for hard costs in connection with the 510 Tenant Improvements. The 510 Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the 510 Tenant Improvements, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the 510 Tenant Improvements; (b) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the 510 Tenant Improvements; and (e) the certification of Tenant and its architect that the 510 Tenant Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The 510 Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the 510 Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the 510 Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire 510

Allowance to Landlord in accordance with the provisions contained in this **Exhibit A** by December 31, 2020, and provided that Tenant is not then in default under the Lease, as amended hereby, and any portion of the 510 Allowance is then remaining (the "**Unused 510 Allowance**"), Landlord shall apply up to $931,153.20 (i.e., $12.40 per rentable square foot of the 510 DeGuigne Premises) of such Unused 510 Allowance (if any) as a credit against the next installment(s) of Base Rent applicable to the 510 DeGuigne Premises payable by Tenant under the Lease, as amended hereby. Any remaining portion of the Unused 510 Allowance in excess thereof shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Landlord shall be entitled to deduct its Construction Administration Costs from the 510 Allowance in accordance with Section 4.3 of the Exhibit C attached to the Original Lease; provided, however, that such Construction Administration Costs shall not exceed two percent (2%) of the total cost of the 510 Tenant Improvements.

4. Tenant agrees to accept the 510 DeGuigne Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the 510 Allowance, incur any costs in connection with the construction or demolition of any improvements in the 510 DeGuigne Premises.

5. This **Exhibit A** shall not be deemed applicable to any additional space added to the 510 DeGuigne Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the 510 DeGuigne Premises in the event of a renewal or extension of the 510 DeGuigne Extended Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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AM	RS

Initials

EXHIBIT B – 935 TENANT IMPROVEMENTS

attached to and made a part of the Amendment dated as of May 3, 2017, between WILSON OAKMEAD WEST, LLC, a Delaware limited liability, as Landlord and TRIMBLE, INC., a Delaware corporation, as Tenant

1. Tenant, following the full and final execution and delivery of the Amendment to which this **Exhibit B** is attached, shall have the right to perform alterations and improvements in the 935 Stewart Premises (the **"935 Tenant Improvements"**). Except as may be expressly provided otherwise in the Amendment to which this **Exhibit B** is attached or this **Exhibit B** and except to the extent that any provision thereof conflicts with this **Exhibit B,** the provisions of Exhibit C attached to the Original Lease shall govern and apply to Tenant's performance of the 935 Tenant Improvements (except for Sections 4.1 and 4.2 of Exhibit C attached to the Original Lease which shall be inapplicable to this Exhibit A and the 935 Tenant Improvements); provided, however, that references therein to "Tenant Improvements" shall be deemed to mean the 935 Tenant Improvements, references therein to "Tenant Improvement Work" shall be deemed to mean the 935 Tenant Improvement Work (which shall be defined as the work of constructing the 935 Tenant Improvements), and references therein to "Construction Allowance" shall be deemed to mean the 935 Allowance (as defined below). Notwithstanding anything to the contrary contained in the Original Lease, the parties agree that Landlord's approval of Tenant's Contractor to perform the 935 Tenant Improvements shall not be considered to be unreasonably withheld if any such Tenant's Contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than one hundred fifty percent (150%) of the total estimated cost of the 935 Tenant Improvements, (d) does not provide current financial statements reasonably acceptable to Landlord, (e) does not execute the Responsible Contractor Policy Statement provided by Landlord, or (f) is not licensed as a contractor in the state/municipality in which the 935 Stewart Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to Tenant's Contractor.

2. Provided Tenant is not in default, Landlord agrees to contribute the sum of $1,977,211.00 (i.e., $31.00 per rentable square foot of the 935 Stewart Premises) (the **"935 Allowance"**) toward the cost of performing the 935 Tenant Improvements in the 935 Stewart Premises. The 935 Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the 935 Tenant Improvements and for hard costs in connection with the 935 Tenant Improvements. The 935 Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the 935 Tenant Improvements, within thirty (30) days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the 935 Tenant Improvements; (b) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the 935 Tenant Improvements; and (e) the certification of Tenant and its architect that the 935 Tenant Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The 935 Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the 935 Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

3. In no event shall the 935 Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire 935

Allowance to Landlord in accordance with the provisions contained in this **Exhibit B** by December 31, 2020, and provided that Tenant is not then in default under the Lease, as amended hereby, and any portion of the 935 Allowance is then remaining (the "**Unused 935 Allowance**"), Landlord shall apply up to $790,884.40 (i.e., $12.40 per rentable square foot of the 935 Stewart Premises) of such Unused 935 Allowance (if any) as a credit against the next installment(s) of Base Rent applicable to the 935 Stewart Premises payable by Tenant under the Lease, as amended hereby. Any remaining portion of the Unused 935 Allowance in excess thereof shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Landlord shall be entitled to deduct its Construction Administration Costs from the 935 Allowance in accordance with Section 4.3 of the Exhibit C attached to the Original Lease; provided, however, that such Construction Administration Costs shall not exceed two percent (2%) of the total cost of the 935 Tenant Improvements.

4. Tenant agrees to accept the 935 Stewart Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the 935 Allowance, incur any costs in connection with the construction or demolition of any improvements in the 935 Stewart Premises.

5. This **Exhibit B** shall not be deemed applicable to any additional space added to the 935 Stewart Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the 935 Stewart Premises in the event of a renewal or extension of the 935 Extended Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT C – STORAGE TANK AREA

attached to and made a part of the Amendment dated as of May 3, 2017, between WILSON OAKMEAD WEST, LLC, a Delaware limited liability, as Landlord and TRIMBLE, INC., a Delaware corporation, as Tenant

Sunnyvale Campus
Site Plan


4/2017
935
Stewart
B1
510
DeGuigne
B2
945
Stewart
B3
DeGuigne Drive
Stewart Drive

Initials

EXHIBIT D – PRELIMINARY PLAN

attached to and made a part of the Amendment dated as of May 3, 2017, between WILSON OAKMEAD WEST, LLC, a Delaware limited liability, as Landlord and TRIMBLE, INC., a Delaware corporation, as Tenant


501 DEGUIGNE
HMH
LANDSCAPE ARCHITECTURE

Initials

CONCEPT IMAGES

501 DEGUIGNE | IMAGERY


LANDSCAPE ARCHITECTURE

SITE

510 DEGUIGNE | PLAN VIEW

EXISTING CONDITIONS


NTS
HMH
LANDSCAPE ARCHITECTURE

Initials

MATERIALS

501 DEGUIGNE | PLAN VIEW

PROPOSED CONDITIONS

- (A) EXISTING CONCRETE TO REMAIN
- (B) EXISTING PLANTING TO REMAIN
- (C) NEW PLATING
- (D) EXISTING CONCRETE WALL WITH PROPOSED FILE VENEER.
- (E) PROPOSED CONCRETE WALL WITH TILE VENEER
- (F) PROPOSED RAISED PLANTING BED WITH CONCRETE RETAINING WALL.
- (H) TWO LEVEL IPE WOOD SEATING TIER
- (I) PROPOSED GRAVEL SEATING AREA.
- (J) EXISTING BOLLARDS TO REMAIN IN PLACE
- (K) EXISTING BENCH TO BE CLAD IN WOOD AND FRAME REPAINTED
- (L) ALUMINUM FRAME, WOOD PANEL SEATING POD


NTS
A
B
C
D
E
F
H
I
J
K
L
HMH
LANDSCAPE ARCHITECTURE

AM | PWS

Initials

FURNISHINGS

501 DEQUIGNE | PLAN VIEW

(A) FERMOB BELLEVIE BENCH WITH BACK (4)



(B) FERMOB BELLEVIE LOW TABLE (4)

(C) LANDSCAPE FORMS CHARLIE TABLE (2)



(D) BARLOW TYRIE AURA COUNTER HEIGHT TABLE (1) AND HIGH CARVER CHAIRS (8)



PROPOSED CONDITIONS


NTS
B
D
C
A
LANDSCAPE ARCHITECTURE

Initials

HMH

LANDSCAPE ARCHITECTURE